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                                                                   EXHIBIT 3.45


                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/27/2000
                                                         001489882 -- 3294620




                            CERTIFICATE OF FORMATION
                                       OF
                             WWLP BROADCASTING, LLC



                                      NAME

         The name of the limited liability corporation is WWLP Broadcasting, LLC.




                           REGISTERED AGENT AND OFFICE

         The address of the initial registered office of this corporation is 2711 Centerville Rd. Ste 400, Wilmington, DE and the name of the registered agent of the corporation in the State of Delaware is the Corporation Service Company.




Date: September 26, 2000                            /s/ MARCIA L. GREENE
                                                    ----------------------------
                                                    Marcia L. Greene


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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 11/13/2000
                                                        001568811 -- 3294620



                              CERTIFICATE OF MERGER

                                     MERGING

                 WGRC, LLC, A DELAWARE LIMITED LIABILITY COMPANY

                                      INTO

          WWLP BROADCASTING, LLC, A DELAWARE LIMITED LIABILITY COMPANY

         The undersigned limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act,

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of formation or organization of each of the domestic limited liability companies or other business entities which are to merge (the "Constituent Entities") are as follows:

                                                    State of Formation or
         Name                                           Organization
         ----                                       ---------------------
         WGRC, LLC ("WGRC")                            Delaware
         WWLP Broadcasting, LLC ("WWLP")               Delaware

         SECOND: That a Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the requirements of Section 18-209 of the Delaware Limited Liability Company Act.

         THIRD: That the name of the surviving limited liability company of the merger is WWLP Broadcasting, LLC.

         FOURTH: That the executed Agreement of Merger is on file at an office of the surviving domestic limited liability Company, the address of which is Four Richmon Square, Providence, Rhode Island, 02906.

         FIFTH: That a copy of the Agreement of Merger will be furnished by the surviving domestic limited liability company, on request and without cost, to any stockholder or member of the Constituent Entities.

         SIXTH: The effective date and time of the merger shall be the time of the filing of this Certificate of Merger with the Office of the Secretary of State of the State of Delaware.


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         IN WITNESS WHEREOF, this Certificate of Merger is hereby executed as of the 10th day of November, 2000.

                                             WWLP BROADCASTING, LLC

                                             By: LIN TELEVISION CORPORATION
                                                 as its sole member.

                                                 By: /s/ DEBORAH R. JACOBSON
                                                    ----------------------------
                                                    Deborah R. Jacobson
                                                    Vice President &
                                                    Treasurer



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